Exhibit 3.12
                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

                  Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is SOUTH CAROLINA ELECTRIC & GAS COMPANY.

2. On , the corporation adopted the following Amendment(s) of its Articles of Incorporation:

                                 NOT APPLICABLE

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

         (a) The number of redeemable shares of the corporation reacquired by redemption or purchase is 659,276 itemized as follows:

                  Class                                Series      No. of Shares

         Cumulative Preferred Stock ($50 par value)    4.50%             1,600
         Cumulative Preferred Stock ($50 par value)    4.60%             87
         Cumulative Preferred Stock ($50 par value)    4.60% (Series A)  2,158
         Cumulative Preferred Stock ($50 par value)    4.60% (Series B)  6,800
         Cumulative Preferred Stock ($50 par value)    5.125%            1,000
         Cumulative Preferred Stock ($100 par value)   7.70%             84,000
         Cumulative Preferred Stock ($100 par value)   8.12%             118,812
         Cumulative Preferred Stock ($50 par value)    9.40%             176,751
         Cumulative Preferred Stock ($50 par value)    8.72%             64,000
         Cumulative Preferred Stock ($50 par value)    6.00%             6,400
         Cumulative Preferred Stock ($100 par value)   8.40%             197,668

         (b) The aggregate number of issued shares of the corporation after giving effect to such cancellation is 41,665,850, itemized as follows:

          Class                                      Series        No. of Shares

 Cumulative Preferred Stock ($50 par value)          5%               125,209
       "          "         "          "             4.60%            0
       "          "         "          "             4.50%            14,400
       "          "         "          "             4.60% (Series A) 21,894
       "          "         "          "             5.125%           70,000
       "          "         "          "             4.60% (Series B) 64,600
       "          "         "          "             6%               73,600
       "          "         "          "             9.40%            0
       "          "         "    ($100 par value)    8.12%            0
       "          "         "          "             7.70%            0
       "          "         "          "             8.40%            0
       "          "         "     ($50 par value)    8.72%            0
       "          "         "    ($100 par value)   6.52%            1,000,000

 Common Stock ($4.50 par value)                      ------          40,296,147
                                                                     ----------
                                                                     41,665.850

(c) The amount of the stated capital of the corporation after giving effect to such cancellation is $299,817,811.50.

         (d) The number of shares which the corporation has authority to issue after giving effect to such cancellation is 56,459,703, itemized as follows:

           Class                                   Series          No. of Shares

  Cumulative Preferred Stock ($50 par value)       5%               125,209
        "          "         "          "          4.60%            0
        "          "         "          "          4.50%            14,400
        "          "         "          "          4.60% (Series A) 21,894
        "          "         "          "          5.125%           70,000
        "          "         "          "          4.60% (Series B) 64,600
        "          "         "          "          6%               73,600
        "          "         "          "          9.40%            0
        "          "         "    ($100 par value) 8.12%            0
        "          "         "          "          7.70%            0
        "          "         "          "          8.40%            0
        "          "         "    ($50 par value)  8.72%            0
        "          "         "    ($100 par value) 6.52%            1,000,000


  Serial Preferred Stock  ($50 par value)  (1 vote)    ----           640,000
  Serial Preferred Stock  ($100 par value) (1 vote)    ----         1,750,000
  Serial Preferred Stock  ($25 par value)  (1/4 vote)  ----         2,000,000
  Serial Preferred Stock  ($50 par value)  (1/2 vote)  ----           700,000
  Common Stock  ($4.50 par value)                      ----        50,000,000
                                                                    ----------
                                                                   56,459,703
                   --
4.       (a)      |__|     Amendment(s) adopted by shareholder action.

                  At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

         Number of    Number of        Number of Votes    Number of Undisputed
Voting   Outstanding  Votes Entitled   Represented at        Shares Voted
Group    Shares       to be Cast       the meeting        For         Against

         (b) |XX| The  Amendment(s)  was duly  adopted by the  incorporators  or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code, as
amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of the acceptance for filing by the Secretary of State (See Section 33-1-230(b)):


                          SOUTH CAROLINA ELECTRIC & GAS COMPANY



Date:  April 9, 1998               By:___s/Lynn M. Williams________________
                                      ------------------
                                        Secretary